FOHP, INC. & SUBSIDIARIES
           (SUCCESSOR TO FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.)
                                   EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE


                                                          Six Months Ended
                                                               June 30,
                                                       1997               1996
                                                   ------------       ------------

Net Income (Loss)                                  $(20,637,085)      $(10,756,223)
                                                   ============       ============


Weighted average number of common shares:
  Shares outstanding at 2/28/97                       2,100,173
  Shares outstanding at 4/30/97                       2,086,839
  Shares outstanding at 6/30/97                       2,254,948
  Shares outstanding six months ended 6/30/96                            2,100,173

Weighted average shares outstanding                   2,147,320          2,100,173
                                                   ============       ============


Net (loss) per common share                        $      (9.61)      $      (5.12)
                                                   ============       ============